  EXHIBIT 99.1
Tenax Therapeutics, Inc. Expands Board of Directors

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New Board appointments strengthen Tenax with world-class expertise in cardiovascular drug development, commercial strategy, and business development
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New Directors will provide significant guidance as Tenax is poised to advance its two leading drug candidates into late-stage clinical testing
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Transformational step as Tenax strengthens its positioning as a leading specialty pharmaceutical company focused on cardio-pulmonary therapeutics

Morrisville, NC, March 2, 2021 - Tenax Therapeutics, Inc. (Nasdaq: TENX), a specialty pharmaceutical company focused on identifying and developing therapeutics that address cardio-pulmonary diseases with high unmet medical need, today announced the appointment of four new members to its board of directors: June Almenoff, MD, PhD, Michael Davidson, MD, Delcan Doogan, MD, and Stuart Rich, MD.

“We are thrilled to welcome June, Michael, Declan and Stuart to our Board of Directors,” said Anthony DiTonno, Chief Executive Officer of Tenax Therapeutics. “Together, these highly accomplished professionals will provide the Board with significant scientific and commercial perspectives that will prove invaluable as we execute on our long-term corporate strategy. Over the next several months, we expect to advance our two leading pipeline assets into late-stage clinical testing, so the expansion of our board to include such expertise from both the medical community and the pharmaceutical industry could not come at a better time for our company and our shareholders.”

The Tenax pipeline includes two de-risked, Phase 3 ready drug candidates: (1) a reformulation of imatinib for the treatment of pulmonary arterial hypertension (WHO Group 1) with the potential to be the first disease modifying treatment for this indication, and (2) an oral formulation of levosimendan for the treatment of pulmonary hypertension (WHO Group 2), recently in-licensed from Orion. Intravenous Levosimendanwas already approved by the EMA in 2002 for treatment of acute heart failure.

About New Board Members
Dr. Almenoff is an accomplished biopharma executive with over 20 years of senior leadership experience. She served as President and Chief Medical Officer of Furiex Pharmaceuticals, which was acquired by Actavis plc (now AbbVie) for $1.2B. Furiex developed eluxadoline (Viberzi®), which is approved in both the United States and Europe. Prior to joining Furiex, Dr. Almenoff was at GlaxoSmithKline (GSK) for 12 years, where she held various positions of increasing responsibility. She was a Vice President in the Clinical Safety Organization, chaired a PhRMA-FDA working group, and worked in the area of scientific licensing. Dr. Almenoff also led the development of pioneering systems for minimizing risk in drug development, which have been widely adopted by industry and regulators. Dr. Almenoff led or contributed to numerous regulatory submissions and product approvals. She is currently Chief Scientific Officer of RedHill Biopharma (Nasdaq: RDHL). She also serves on the investment advisory board of the Harrington Discovery Institute and the boards of Brainstorm Cell Therapeutics (Nasdaq: BCLI) and Kurome Therapeutics. Dr. Almenoff has strong expertise in translational medicine, clinical development, commercial strategy, and business development, and has previously advised biotech boards and management in these areas. .

Dr. Almenoff received her B.A. cum laude from Smith College and graduated with AOA honors from the M.D.-Ph.D. program at the Icahn (Mt. Sinai) School of Medicine. She completed post-graduate medical training at Stanford University Medical Center and served on the faculty of Duke University School of Medicine. She is an adjunct professor at Duke, a Fellow of the American College of Physicians (FACP) and has authored close to 60 publications.

Dr. Michael Davidson was the Founder and former Chief Scientific Officer of Corvidia Therapeutics, which was recently acquired by Novo-Nordisk for $2.1 billion. Dr. Davidson also serves as Clinical Professor and Director of the Lipid Clinic at the University of Chicago Pritzker School of Medicine. He is a leading expert in the field of Lipidology and was named in The Best Doctors in America for the past 10 years. Dr. Davidson was the co-founding Chief Medical Officer of Omthera Pharmaceuticals in 2008, which was later acquired by Astra Zeneca Pharmaceutical in 2013 for $443M. He also founded the Chicago Center for Clinical Research, which became the largest investigator site in the United States and was acquired by Pharmaceutical Product Development in 1996. His research background encompasses both pharmaceutical and nutritional clinical trials including extensive research on statins, novel lipid-lowering drugs, and omega-3 fatty acids. Dr. Davidson is board-certified in internal medicine, cardiology, and clinical lipidology and served as President of the National Lipid Association from 2010 to 2011. He received his BA/MS from Northwestern University and MD from The Ohio State University School of Medicine.

Dr. Declan Doogan has over 30 years of industry experience in both major pharma and biotech. He was the Senior Vice President and Head of Worldwide Development at Pfizer, where many multibillion-dollar programs were delivered (e.g., Viagra, Lipitor and Zoloft). He has held a number of executive positions in Pfizer in the U.S., the U.K. and Japan. Since leaving Pfizer in 2007 he has been engaged in executive roles in small pharma. Declan was CMO and acting CEO of Amarin (AMRN: Nasdaq), transforming it from a failing neuroscience company to a vibrant cardiovascular company with a market capitalization of over one billion dollars before his departure. He is Chairman and co-founder of Biohaven (BHVN:NYSE) and an investor in emerging biotechnology and technology companies. He holds a number of Board appointments, principally in pharma companies, and is also a visiting professor at Glasgow University Medical School. Dr. Doogan received his medical degree from Glasgow University in 1975. He is a Fellow of the Royal College of Physicians and the Faculty Pharmaceutical Medicine and holds a Doctorate of Science at the University of Kent in the U.K.

Dr. Stuart Rich joined the Company as Chief Medical Officer in 2021 from PHPrecisionMed (PHPM), where he was a co-founder and held the positions of Chief Executive Officer and Director from October 2018 until January 2021. Prior to PHPM, Dr. Rich served as the Chief Medical Officer (part-time) of United Therapeutics from October 2003 until December 2004. Dr. Rich currently serves as Professor of Medicine at Northwestern University Feinberg School of Medicine and as senior faculty of the Pulmonary Vascular Disease Program at the Bluhm Cardiovascular Institute. Dr. Rich was co-founder of the Pulmonary Vascular Research Institute and a member of the Board of Trustees, a U.K. based charity, and a member of the Board of Directors of the Cardiovascular Medical and Research Foundation, a U.S. based charity. Prior to Northwestern University, Dr. Rich was the Professor of Medicine and Chief of the Section of Cardiology at the University of Illinois College of Medicine in Chicago from July 1980 until July 1996, was Professor of Medicine at the Rush Heart Institute of the Rush University School of Medicine from July 1996 until September 2004, and was Professor of Medicine at the Section of Cardiology of the University of Chicago Pritzker School of Medicine from September 2004 until July 2015. Dr. Rich received his B.S. in Biology at the University of Illinois and his M.D. at Loyola University Stritch School of Medicine, and he completed his residency in medicine at the Washington University of St. Louis and his fellowship in cardiology at the University of Chicago.

About Tenax Therapeutics
Tenax Therapeutics, Inc., is a specialty pharmaceutical company focused on identifying, developing, and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need. The Company has a world-class scientific advisory team including recognized global experts in pulmonary hypertension. The Company owns North American rights to develop and commercialize levosimendan and has recently released topline data regarding their Phase 2 clinical trial for the use of levosimendan in the treatment of Pulmonary Hypertension associated with Heart Failure and preserved Ejection Fraction (PH-HFpEF). Tenax plans to advance a delayed release oral formulation of imatinib, designed to avoid the gastric irritation, into a single pivotal trial pursuant to the 505(b)(2) pathway. For more information, visit www.tenaxthera.com.

About Levosimendan
Levosimendan is a calcium sensitizer that works through a unique triple mechanism of action. It initially was developed for intravenous use in hospitalized patients with acutely decompensated heart failure. It was discovered and developed by Orion Pharma, Orion Corporation of Espoo Finland, and is currently approved in over 60 countries for this indication and not available in the United States. Tenax Therapeutics acquired North American rights to develop and commercialize levosimendan from Phyxius Pharma, Inc.

About Imatinib
Imatinib is an antiproliferative agent developed to target the BCR-ABL tyrosine kinase in patients with chronic myeloid leukemia. The inhibitory effects of imatinib on PDGF receptors and c-KIT suggested that it may be efficacious in PAH. Imatinib reversed experimentally induced pulmonary hypertension and has pulmonary vasodilatory effects in animal models and proapoptotic effects on pulmonary artery smooth muscle cells from patients with idiopathic PAH. In a phase 3 clinical trial imatinib produced significant improvements in exercise capacity, but a high rate of dropouts attributed largely to gastric intolerance prevented regulatory approval.

Caution Regarding Forward-Looking Statements
This news release contains certain forward-looking statements by the Company that involve risks and uncertainties and reflect the Company’s judgment as of the date of this release. The forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to matters beyond the Company’s control that could lead to delays in the clinical study, new product introductions and customer acceptance of these new products; matters beyond the Company’s control that could impact the Company’s continued compliance with Nasdaq listing requirements; the impact of management changes on the Company’s business and unanticipated charges, costs and expenditures not currently contemplated that may occur as a result of management changes; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission, including in its annual report on Form 10-K filed on March 30, 2020, and its quarterly report on Form 10-Q filed on November 16, 2020, as well as its other filings with the SEC. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this release. Statements in this press release regarding management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Contacts

Investor Contact:
John Mullaly
Managing Director
LifeSci Advisors, LLC
C: 617-429-3548
jmullaly@lifesciadvisors.com